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                                                                    EXHIBIT 3.2

                                     BYLAWS


                                       OF


                            ROCKVILLE FINANCIAL, INC.


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                                TABLE OF CONTENTS

ARTICLE I - OFFICE

ARTICLE II - SHAREHOLDERS

    Section 1.    Place of Meetings.
    Section 2.    Annual Meeting.
    Section 3.    Special Meetings.
    Section 4.    Conduct of Meetings.
    Section 5.    Notice of Meetings.
    Section 6.    Fixing of Record Date.
    Section 7.    Voting Lists.
    Section 8.    Quorum.
    Section 9.    Proxies.
    Section 10.   Voting of Shares in the Name of Two or More Persons.
    Section 11.   Voting of Shares by Certain Holders.
    Section 12.   No Cumulative Voting.
    Section 13.   Inspectors of Election.
    Section 14.   New Business.

ARTICLE III - BOARD OF DIRECTORS

    Section 1.    General Powers.
    Section 2.    Number and Election.
    Section 3.    Regular Meetings.
    Section 4.    Qualification.
    Section 5.    Special Meetings.
    Section 6.    Quorum.
    Section 7.    Manner of Acting.
    Section 8.    Action Without a Meeting.
    Section 9.    Resignation.
    Section 10.   Vacancies.
    Section 11.   Compensation.
    Section 12.   Presumption of Assent.
    Section 13.   Removal of Directors.

ARTICLE IV - COMMITTEES

    Section 1.    Appointment.
    Section 2.    Audit Committee.
    Section 3.    Nominating Committee.
    Section 4.    Human Resources Committee.
    Section 5.    Other Committees.
    Section 6.    Quorum.


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ARTICLE V - OFFICERS

    Section 1.    Positions.
    Section 2.    Chairman of the Board.
    Section 3.    President.
    Section 4.    Other Officers.
    Section 5.    Appointment and Term of Office.
    Section 6.    Removal.
    Section 7.    Vacancies.
    Section 8.    Remuneration.

ARTICLE VI - CONTRACTS, LOANS, CHECKS AND DEPOSITS

    Section 1.    Contracts.
    Section 2.    Loans.
    Section 3.    Checks, Drafts, etc.
    Section 4.    Deposits.

ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

    Section 1.    Certificates for Shares.
    Section 2.    Transfer of Shares.

ARTICLE VIII - FISCAL YEAR

ARTICLE IX - DIVIDENDS

ARTICLE X - CORPORATE SEAL

ARTICLE XI - INDEMNIFICATION

ARTICLE XII - AMENDMENTS



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                                ARTICLE I. OFFICE

         The home office of Rockville Financial Inc. (the "Subsidiary Holding Company") is in Rockville, Connecticut.

                            ARTICLE II. SHAREHOLDERS

         Section 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the principal office of the Subsidiary Holding Company or at such other place as the Board of Directors may designate from time to time.

         Section 2. Annual Meeting. A meeting of the shareholders of the Subsidiary Holding Company for the election of Directors and for the transaction of any other business of the Subsidiary Holding Company shall be held annually on such day and at such time and place as the Board of Directors may designate.

         Section 3. Special Meetings. Subject to the terms of the Certificate of Incorporation, Special meetings of the shareholders for any purpose or purposes may be called at any time by the Chairman of the Board, the President, or the Secretary upon the written request of a majority of the Directors or the holders of not less than ten percent (10%) of all of the outstanding capital stock of the Subsidiary Holding Company entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the Secretary. Business to be transacted at any special meeting shall be limited to the purpose or purposes stated in the notice to such meeting.

         Section 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with any requirements prescribed by applicable law or these Bylaws or adopted by the Board of Directors. The Board of Directors shall designate, when present, either the Chairman of the Board or President to preside at such meetings.

         Section 5. Notice of Meetings. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, or the Secretary, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Subsidiary Holding Company as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed under the provisions of the Connecticut Business Corporation Act, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.


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         Section 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than seventy (70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

         Section 7. Voting Lists. After fixing the record date for the meeting, the officer or agent having charge of the stock transfer books for shares of the Subsidiary Holding Company shall make a complete list of the shareholders of record entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the principal office of the Subsidiary Holding Company and shall be subject to inspection by any shareholder of record, the shareholder's agent or attorney at any time during usual business hours beginning two (2) business days after the notice of the meeting is given for which the list was prepared and continuing through the meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder of record, the shareholder's agent or attorney during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         Section 8. Quorum. A majority of the outstanding shares of the Subsidiary Holding Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for that adjourned meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the Certificate of Incorporation.

         Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact and filed with the Secretary of the Subsidiary Holding Company, the inspector of election or the officer or agent of the Subsidiary Holding Company authorized to tabulate votes. A proxy shall be filed with the Secretary of the Subsidiary Holding Company prior to the meeting to the extent required by Connecticut law. No proxy shall be valid more than eleven
(11) months from the date of its execution unless a longer period is expressly provided in the appointment.


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         Section 10. Voting of Shares in the Name of Two or More Persons. When
ownership stands in the name of two or more persons, in the absence of written directions to the Subsidiary Holding Company to the contrary, at any meeting of the shareholders of the Subsidiary Holding Company any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         Section 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares outstanding in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares outstanding in the name of a receiver may be voted by such receiver, and shares held by or under control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is consigned in an appropriate order of the court or other public authority by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Section 12. No Cumulative Voting. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder. No holder of such shares shall be entitled to cumulative voting for any purpose, including, but not limited to, the election of Directors.

         Section 13. Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint one or more inspectors to act at a meeting of shareholders and make a written report of the inspector's determinations. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the Chairman of the Board or the President. Each inspector shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of the inspector's ability. An inspector may be an officer or employee of the Subsidiary Holding Company.

         Unless otherwise prescribed by law, the duties of such inspectors shall include: determining the number of shares outstanding and the voting power of each share, the shares represented at the meeting, and the validity of proxies and ballots; counting and tabulating all votes or consents; and determining the result.

         Section 14. New Business. Any new business to be taken up at the annual meeting other than at the direction of the Board of Directors shall be stated in writing and filed with the


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Secretary of the Subsidiary Holding Company at least thirty (30) days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal other than at the direction of the Board of Directors shall be acted upon at the annual meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, Directors, and committees.

                         ARTICLE III. BOARD OF DIRECTORS

         Section 1. General Powers. The property, business and affairs of the Subsidiary Holding Company shall be under the direction of its Board of Directors.

         Section 2. Number and Election. The Board of Directors shall consist of not fewer than eight (8) nor more than sixteen (16) members, with the number of Directors specified from time to time by resolution adopted by the Board of Directors, and shall be divided into four (4) classes as nearly equal in number as possible with each class consisting of no fewer than two (2) nor more than four (4) Directors. The initial Board of Directors shall consist of 10 persons. Thereafter, Directors shall be elected by the shareholders at the annual meeting of the shareholders. The members of each class shall be elected for a term of four (4) years and until their successors are elected and qualified. One class shall be elected by ballot annually.

         Section 3. Regular Meetings. A regular meeting of the Board of Directors for the appointment of officers and the transaction of any other business that may come before such meeting shall be held without other notice than this Bylaw following the annual meeting of shareholders. The Board of Directors shall meet regularly without notice at a time and place fixed by resolution of the Board of Directors. Directors may participate in a meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

         Section 4. Qualification. A Director need not be a resident of the State of Connecticut nor a shareholder of the Subsidiary Holding Company, unless the Board of Directors adopts a policy including such rules. Any person under the age of twenty-five (25) is ineligible to be elected to the Board of Directors. No person aged seventy (70) years or more is eligible for election or re-election as a Director.

         Section 5. Special Meetings. Special Meetings of the Board of Directors may be held upon the call of the President or Chairman at any time; and the President or Chairman must, upon written request of any two Directors, stating the purpose thereof, call a Special Meeting to be held not less than seven (7) or more than fifty (50) days after the receipt of such request. Written notice of the date, time, place and general purpose of all Special Meetings of the Board of Directors shall be given to each Director in person or by mail to the residence or usual place of business of each Director at least five (5) days prior to the date of such meeting.

         Section 6. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.


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         Section 7. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by law or by these Bylaws.

         Section 8. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if one or more consents in writing, setting forth the action so taken, shall be signed by all of the Directors and delivered to the Subsidiary Holding Company. Such consents shall be filed with the Secretary in the minute books of the Subsidiary Holding Company.

         Section 9. Resignation. Any Director may resign at any time by sending a written notice of such resignation to the Board of Directors, the Chairman of the Board or the Subsidiary Holding Company. Such resignation shall take effect when delivered unless the notice specifies a later effective date upon receipt by the Chairman of the Board or the President.

         Section 10. Vacancies. Any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors although less than a quorum of the Board of Directors. A Director elected to fill a vacancy, including a vacancy resulting from an increase in the number of Directors, shall be elected to serve for a term expiring at the next annual meeting at which Directors are elected and which such Director's successor shall have been elected and qualified.

         Section 11. Compensation. The Board of Directors shall have authority to fix fees of Directors, including a reasonable allowance for expenses actually incurred in connection with their duties.

         Section 12. Presumption of Assent. A Director of the Subsidiary Holding Company who is present at a meeting of the Board of Directors at which action on any association matter is taken shall be presumed to have assented to the action taken unless: (a) he or she objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or transacting business at the meeting;
(b) his or her dissent or abstention from the action taken shall be entered in the minutes of the meeting; or (c) he or she shall file a written notice of such dissent or abstention to such action with the presiding officer of the meeting before the adjournment thereof or to the Subsidiary Holding Company immediately after adjournment of the meeting. Such right to dissent or abstain shall not apply to a Director who voted in favor of such action.

         Section 13. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any Director may be removed only for cause by a vote of the holders of not less than eighty percent (80%) of the shares then entitled to vote at an election of Directors.

                             ARTICLE IV. COMMITTEES

         Section 1. Appointment. The Board of Directors, by resolution adopted by a majority of the full board, may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have two (2) or more members who serve at


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the pleasure of the Board of Directors. The designation of any committee pursuant to this Section 1 and the delegation of authority shall not operate to relieve the Board of Directors, or any Director, of any responsibility imposed by law or regulation.

         Section 2. Audit Committee. The Board of Directors shall appoint an Audit Committee of not less than three (3) members, all of whom shall be independent. At least one (1) one member shall be a financial expert in accordance with applicable federal securities law and any applicable stock listing regulations, or disclosure must be made in accordance with applicable securities disclosure rules. Audit Committee members shall serve for one (1) year and until they are reappointed or others are appointed in their stead. The Audit Committee shall, annually, have an audit or examination of the books, records, accounts and affairs of the Subsidiary Holding Company made by certified public accountants selected by the Audit Committee in accordance with the Connecticut General Statutes and applicable federal securities laws. The Audit Committee shall have authority to determine what other or further audits or examinations of the Subsidiary Holding Company or its affairs shall be made, the extent thereof and by whom the same shall be made and to arrange therefore.

         Section 3. Nominating Committee. A Nominating Committee of not less than three (3) Directors, all of whom shall be independent, shall be appointed annually by the Board of Directors to nominate persons for election and/or re-election as Directors of the Subsidiary Holding Company in accordance with applicable federal securities laws and any applicable stock listing regulations. Nominees for Director shall be presented to the shareholders at their annual meeting. The duties of the Nominating Committee may be undertaken by a corporate governance committee in the event such a committee is established.

         Section 4. Human Resources Committee. A Human Resources Committee of not less than three (3) Directors, all of whom shall be independent as required by applicable federal securities law and any applicable stock listing regulations. The Human Resources Committee shall have authority with respect to certain compensation issues as required by law, as delegated by the Board of Directors, and/or as prescribed by the Committee's Charter. The Human Resources Committee shall operate pursuant to a Charter approved by the Committee and the entire Board.

         Section 5. Other Committees. The Board of Directors may by resolution establish other committees composed of Directors as they may determine to be necessary or appropriate for the conduct of the business of the Subsidiary Holding Company and may prescribe the duties, constitution, and procedures thereof.

         Section 6. Quorum. A majority of the members of any Committee shall constitute a quorum, and the vote of a majority of the members present at a meeting shall be the act of the Committee.

                               ARTICLE V. OFFICERS

         Section 1. Positions. The officers of the Subsidiary Holding Company shall be a Chairman of the Board of Directors, if the Directors so determine, a President, one or more Vice


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Presidents, a Secretary, and a Treasurer or Chief Financial Officer, each of whom shall be elected by the Board of Directors. The Chairman of the Board and the President shall be members of the Board of Directors. The same person may serve as both Chairman of the Board and President. The Board of Directors may designate one or more Vice Presidents as Executive Vice President, Senior Vice President or other designation. The Board of Directors may also elect or authorize the appointment of such other officers as the business of the Subsidiary Holding Company may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices. Any two (2) or more offices may be held by the same person.

         Section 2. Chairman of the Board. It shall be the duty of the Chairman of the Board, if there be one, to preside, when present, at all meetings of the Board of Directors. The Chairman shall perform such duties and have such powers as may from time to time be prescribed by statutes or by these Bylaws, or by the Board of Directors. When the Chairman of the Board of Directors, if there be one, is designated by the Board of Directors as the Chief Executive Officer of the Subsidiary Holding Company, he or she, as such, and not the President, shall have and possess all of the powers and discharge all of the duties assigned to the President in these Bylaws, except that in the absence, disability or death of the Chairman of the Board of Directors, the President shall have and possess all of such powers and discharge all of such duties and except that the Board of Directors may delegate one or more of such powers and duties to the President.

         Section 3. President. The President shall be the Chief Executive Officer of the Subsidiary Holding Company and shall have the active management of the business, property and affairs of the Subsidiary Holding Company, subject to the authority of the Board of Directors and subject to the provisions of the foregoing Section 2. If there be no Chairman of the Board of Directors, or in the absence of the Chairman, he or she may preside at meetings of the Board of Directors, or with his or her approval a chairman of the meeting may be appointed to preside. He or she shall perform such duties and have such powers as are incident to the office of the President and as may from time to time be prescribed by statute or by these Bylaws, or by the Board of Directors.

         Section 4. Other Officers. Other officers, if any, shall have such powers and perform such duties as are incident to the respective offices that they hold and as may from time to time be prescribed by statute or these Bylaws or by the Board of Directors or the President.

         Section 5. Appointment and Term of Office. The officers of the Subsidiary Holding Company shall be appointed annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the appointment of officers is not made at such meeting, such appointment shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly appointed and qualified or until the officer's death, resignation or removal in the manner hereinafter provided. Appointment of an officer, employee, or agent shall not of itself create contractual rights. The Board of Directors may authorize the Subsidiary Holding Company to enter into an employment contract with any officer in


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accordance with applicable regulations; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 6 of this Article V.

         Section 6. Removal. Any officer may be removed by the Board of Directors at any time with or without cause. An officer's removal does not affect the officer's contract rights, if any, with the Subsidiary Holding Company.

         Section 7. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

         Section 8. Remuneration. The remuneration of the named executive officers shall be determined by, or at the direction of, the Board of Directors or the Human Resources Committee pursuant to policies developed by such bodies from time to time in compliance with applicable law, regulations and rules.

                ARTICLE VI. CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 1. Contracts. To the extent permitted by applicable law and regulations, and except as otherwise prescribed by these Bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee, or agent of the Subsidiary Holding Company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Subsidiary Holding Company. Such authority may be general or confined to specific instances.

         Section 2. Loans. No loans shall be contracted on behalf of the Subsidiary Holding Company and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

         Section 3. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Subsidiary Holding Company shall be signed by one or more officers, employees or agents of the Subsidiary Holding Company in such manner as shall from time to time be determined by the Board of Directors.

         Section 4. Deposits. All funds of the Subsidiary Holding Company not otherwise employed shall be deposited from time to time to the credit of the Subsidiary Holding Company in any duly authorized depositories as the Board of Directors may select.

             ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Subsidiary Holding Company shall be in such form as shall be determined by the Board of Directors and permitted by law. Such certificates shall be signed by the Chief Executive Officer or by any other officer of the Subsidiary Holding Company authorized by the Board of Directors, attested by the Secretary, and sealed with the corporate seal or a facsimile thereof. The signatures


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of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Subsidiary Holding Company itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the owner of shares and date of issue, shall be entered on the stock transfer books of the Subsidiary Holding Company. All certificates surrendered to the Subsidiary Holding Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Subsidiary Holding Company as the Board of Directors may prescribe.

         Section 2. Transfer of Shares. Transfer of shares of capital stock of the Subsidiary Holding Company shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the Subsidiary Holding Company. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Subsidiary Holding Company shall be deemed by the Subsidiary Holding Company to be the owner for all purposes.

                            ARTICLE VIII. FISCAL YEAR

         The fiscal year of the Subsidiary Holding Company shall end on the 31st day of December of each year.

                              ARTICLE IX. DIVIDENDS

         The Board of Directors may authorize and the Subsidiary Holding Company may pay dividends and make distributions to shareholders to the extent permitted by law. Such dividends will be payable to shareholders of record at the close of business on the date determined by the Board of Directors provided that if the Board of Directors does not designate the record date for determining shareholders entitled to a distribution, it shall be the date the Board of Directors authorizes the distribution. Such distribution shall be paid on a named day not more than seventy (70) days thereafter, and the Directors may further close the transfer books during the period from the day as of which the right to such dividend is determined through the day upon which the same is to be paid. No dividend shall be paid unless duly voted by the Directors of the Subsidiary Holding Company. Dividends may be paid in cash, property, or shares of the Subsidiary Holding Company.

                            ARTICLE X. CORPORATE SEAL

         The seal of the Subsidiary Holding Company shall have inscribed thereon the name of the Subsidiary Holding Company and the words "Seal" and "Connecticut".


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                           ARTICLE XI. INDEMNIFICATION

         The Board of Directors shall indemnify and reimburse each Director, officer or employee of this Subsidiary Holding Company, or any other agent or person performing on behalf of the Subsidiary Holding Company, and his or her heirs, executors, or administrators, to the fullest extent permitted by law, including but not limited to those situations for which reimbursement and indemnification is permitted under Sections 33-770 through 33-778, inclusive, of the Connecticut General Statutes. In no event shall any payments made by the Subsidiary Holding Company pursuant to this Article XI exceed the amount permissible under state or federal law, including but not limited to the limitations on indemnification imposed by Section 18(k) of the Federal Deposit Insurance Act and the regulations issued thereunder by the Federal Deposit Insurance Corporation.

                             ARTICLE XII. AMENDMENTS

         These Bylaws may be amended by: (i) the approval of the amendment by a majority vote of the Board of Directors; or (ii) a majority vote of the votes cast by the shareholders of the Subsidiary Holding Company at any meeting providing that an amendment by the shareholders to the provisions of Articles II or III shall require a vote of not less than eighty percent (80%) of the outstanding capital stock of the Subsidiary Holding Company. No Bylaws shall be amended or repealed unless written notice of such proposed action shall have been given with respect to the meeting at which such action shall be taken.

         The Undersigned hereby certifies that these Bylaws have been adopted by a majority or more of the Directors of Rockville Financial, Inc. this 8th day of December, 2004.



                                         --------------------------------------
                                         Judy L. Keppner, Secretary


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